                                                                   Exhibit 10.34

                             CONFIDENTIAL AGREEMENT
                         AND GENERAL RELEASE OF CLAIMS

     THIS CONFIDENTIAL AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "Agreement") dated September 28, 2001 is between John Reimer ("Employee") and Lexar Media, Inc., (the "Company"), a Delaware corporation. As used in this Agreement, the Company refers to Lexar Media, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Lexar Media, Inc.

THE PARTIES AGREE AS FOLLOWS:

     1.   Resignation as President and Chief Executive Officer of the Company.
          -------------------------------------------------------------------
Employee's employment as President and Chief Executive Officer of the Company terminated effective as of July 20, 2001 (the "Resignation Date") and Employee resigned from such positions on the Resignation Date. Employee will become Chairman of the Board ("Chairman") of Directors of the Company and will continue as Chairman "at-will" following the Resignation Date (the "Retention Period"). During the Retention Period, Employee's service as Chairman may be terminated by Employee or the Company at any time for any reason.

     2.   Chairman Compensation and other Obligations of the Company.
          ----------------------------------------------------------

          a. In exchange for the release of claims and other promises set forth in this Agreement and the attached Addendum A, the Company agrees to provide Employee with the following benefits:

               (1) The Company will pay Employee an amount equal to his current annual salary ($292,000), payable in twelve (12) equal monthly installments for a period of twelve (12) months commencing on August 15, 2001. Employee will be paid a performance bonus for his 1H01 tenure as Chief Executive Officer. At its next meeting, the Compensation Committee will determine the amount of such bonus. Any such bonus will be paid in a manner consistent with the payment of other executive bonuses and will be accrued but not paid until the Company attains profitability. The Company will pay Employee his unused vacation time accrued during his tenure as Chief Executive Officer upon the Effective Date.

               (2) As Chairman, Employee will receive compensation of $100,000 per year, payable in monthly installments, and will receive the same medical and other Company insurance benefits as those he received as Chief Executive Officer during the Retention Period. This compensation will begin on the first day of the Retention Period. In the event of a termination of Employee's service as Chairman for any reason other than "Cause" or Employee's voluntary termination of such service, Employee shall continue to receive the compensation and benefits set forth in this subparagraph (2) for a period of twelve (12) months following such termination. In the event of Employee's termination as Chairman for any reason other than Cause or Employee's voluntary termination of such service within twelve months following a Reorganization, as such term is defined in the Restricted Stock Agreements (defined below), Employee shall receive: (A) a lump sum amount equal to $260,000 and (B) $100,000 payable in twelve (12) equal monthly installments for a period of twelve (12) months commencing on the effective date of the termination of his service as Chairman. For purposes of this Agreement, "Cause" shall mean (i) willful misconduct in the performance of Employee's duties to the Company that has resulted or is likely to result in substantial and material damage to Company;
(ii) commission of any act of fraud with respect to the Company; or (iii) conviction of a felony or a crime involving moral turpitude causing material harm to the business and affairs of the Company. No act or failure to act by Employee shall be considered "willful" if done or omitted by Employee in good faith with reasonable belief that such action or omission was in the best interests of the Company.

               (3) The Company's Chief Executive Officer will establish a MBO plan, to be approved by the Compensation Committee, for Employee in his role as Chairman no later than November 15, 2001.

               (4) Employee and Company will enter into a 15 year non-cancelable loan agreement pursuant to which all digital camera equipment, computer equipment and the cellular phone currently in Employee's possession and listed on Exhibit A hereto, will be loaned to Employee at no cost to the
          ---------
Employee. At the end of the loan term, at Employee's option, the equipment may be returned to the Company or purchased by Employee for an amount to be determined by the Company, provided that such amount will not exceed one thousand dollars ($1,000.00). Employee will continue to provide, at no charge to the Company, testing feedback on new products, including both functionality and performance results as requested by the Company. Employee will also continue to provide to the Company at its request, Photos taken by Employee, which may be used by the Company without limitation (other than copyright notice). No payment or royalty obligations of any kind will be owed to Employee for use of such Photos.

               (5) For his services as Chairman, the Company will grant Employee a new stock option to purchase shares of the Company's common stock for a number of shares to be determined by the new Chief Executive Officer and the Compensation Committee at their first meeting after the Effective Date (the "Director Grant"). The Director Grant will be consistent in terms with awards made to other outside Directors.

               (6) Pursuant to Employee's offer letter dated September 4, 1997 (the "Offer Letter", attached hereto as Exhibit "B") all unvested stock options held by Employee as of the Resignation Date will vest in full upon the Effective Date. Additionally, the Restricted Stock granted to Employee pursuant to the June 5, 1998 Restricted Stock Purchase Agreement between Employee and the Company is fully vested. A summary of the vested status of Employee's Company equity awards is attached hereto as Schedule 1.
                                    ----------

          b. Employee understands and acknowledges that Employee will not be entitled to any benefits, acceleration of vesting or payments from the Company other than those expressly set forth in this Section 2. Employee acknowledges and agrees that this Agreement supersedes any Company obligations set forth in the Offer Letter or any other agreement between Employee and the Company, including but not limited to, the Restricted Stock Purchase Agreement between Employee and the Company dated June 5, 1998 and the Restricted Stock Purchase Agreement between Employee and the Company dated January 17, 2000 (the

"Restricted Stock Agreements" attached hereto as Exhibits "C" and "D"), and the Company's obligations under such Offer Letter and Restricted Stock Agreements or any other agreement are hereby terminated in their entirety. Employee expressly waives any bonus payments and any acceleration of vesting or exercisability of any equity awards to the extent that acceleration of exercisability or vesting is provided for in any other agreement between Employee and the Company, including but not limited to the Restricted Stock Agreements, or in any Company plan pursuant to which Company stock options or other equity awards are granted. Additionally, Employee expressly waives any right he may have to continued regular vesting of his Company Restricted Stock pursuant to the Restricted Stock Purchase Agreements and acknowledges that the vesting of such Restricted Stock ceased as of the Resignation Date.

     3.   Obligations of Employee. In exchange for the benefits described above
          -------------------------
in Section 2, Employee agrees to the following:

          a. Employee will be bound by and comply with the terms of the Employee Invention Assignment and Confidentiality Agreement (the
"Confidentiality Agreement", attached hereto as Exhibit E).

          b. Employee will not solicit, or initiate any solicitation of any Company employee to leave his/her employment with the Company to commence a relationship with Employee or any other employer for a period ending one (1) year following the end of the Retention Period.

          c. Employee agrees to resign from the Company's Board of Directors within ten (10) days following a written request for such resignation by the Board of Directors.

     4.   Restricted Stock; Promissory Note. The Secured Full Recourse
          ---------------------------------
Promissory Note between Employee and Company dated June 5, 1999, and the Note Secured by Stock Pledge Agreement between Employee and Company dated January 17, 2000 (collectively, the "Notes") will remain in full force and effect; provided that in the event of Employee's termination as Chairman for any reason other than Cause, the due date for the Notes shall be extended until eighteen (18) months following such termination. Employee agrees that his obligations under the Notes will continue pursuant to the terms set forth in the Notes (attached hereto as Exhibits F and G). The Company shall be required to exercise the "Repurchase Option" (as defined in the Restricted Stock Agreements notwithstanding anything in the Restricted Stock Agreements to the contrary with respect to Unvested (as defined in the Restricted Stock Purchase Agreement) Shares at the Effective Date.

     5.   Release. In exchange for the benefits described in Section 2, Employee
          -------
agrees to execute the release (the "Release") attached to this Agreement as "Addendum A" on or promptly following the Resignation Date and to execute a substantially identical Release (appropriately modified by the Company to reflect the new date of execution) at the end of the Retention Period.

     6.   Arbitration. Any claim, dispute, or controversy arising out of or in
          -----------
any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by JAMS or by a judge to be mutually agreed upon. This Section 6 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under Employee's Confidentiality Agreement and Employee's obligations under Sections 3 and 4 hereof.

     7.   Attorneys' Fees. The prevailing party will be entitled to recover from
          ----------------
the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

     8.   Confidentiality. Each party agrees, on behalf of itself and its
          ---------------
agents, to the extent permitted by law, not to disclose, or to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement or consideration for this Agreement (the "Settlement Information") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Each party agrees to take every reasonable precaution to disclose Settlement Information only to such party's attorney, accountant, tax authorities, and Employee's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. Each party acknowledges that the confidentiality of the terms of this Agreement is a material inducement to such party in entering into it. Any dispute concerning this confidentiality provision will be resolved through arbitration before JAMS in Santa Clara County, California (the "Arbitrator") pursuant to Section 6.

     9.   Non-Disparagement. Employee agrees to refrain from disparagement,
          -----------------
criticism, defamation or slander of the Company or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. The Company agrees to maintain its neutral reference policy in regard to Employee and refrain from disparagement, criticism, defamation and slander of Employee.

     10.  No Admission of Liability. The Company and Employee understand and
          -------------------------
acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

     11.  No Knowledge of Wrongdoing. Employee has no knowledge of any
          --------------------------
wrongdoing involving improper or false claims against a federal or state governmental or regulatory agency, including listing agencies or exchange or other wrongdoing, that involves Employee or other present or former Company employees.

     12.  Successors. The provisions of this Agreement will extend and inure to
          ----------
the benefit of, and be binding upon the respective legal successors and assigns of the Company and Employee in addition to the Company and Employee.

     13.  Integration. This Agreement constitutes the entire Agreement between
          -----------
the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, with the exception of Employee's obligations under the Confidentiality Agreement and the Notes.

     14.  No Oral Modification. This Agreement may not be altered or amended
          --------------------
except by a written document executed by Employee and the Company.

     15.  Governing Law. This Agreement will in all respects be governed by the
          -------------
laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     16.  Effective Date. This Agreement is effective as of September 28, 2001,
          --------------
provided that the Release, and the Company's obligations pursuant to Section 2 above, shall become effective on the eighth day after the Release has been signed by both parties (the "Effective Date"), unless sooner revoked by Employee. If Employee desires to revoke the Release, Employee must deliver or cause to be delivered a written statement of revocation from Employee prior to the Effective Date to Eric Whitaker at the Company.

     17.  No Representations. Each party represents that it has had the
          -------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     18.  Counterparts. This Agreement may be executed in counterparts, and each
          ------------
counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     19.  Severability. In the event that any one or more of the provisions
          ------------
contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

EMPLOYEE:                               LEXAR MEDIA, INC.:

                                        /s/ Brian D. Jacobs
John Reimer                             --------------------------------------
                                        By:     Brian D. Jacobs
                                        Title:  Chairman, Comp. Committee
/s/ John Reimer
-----------------------------------
Signature

Date: 9/28/01                           Date: 9/28/01
      -----------------------------           --------------------------------

                                   ADDENDUM A

     THIS GENERAL RELEASE OF CLAIMS (the "Release") is between John Reimer ("Employee") and Lexar Media, Inc. (the "Company"), a Delaware corporation. As used in this Release, the Company refers to Lexar Media, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Lexar Media, Inc.

     1.   Payment of Severance Benefits. The Company has agreed that if Employee
          -----------------------------
signs this Release, it will provide Employee the benefits (the "Severance Benefits") set forth in the Confidential Agreement and General Release of Claims entered into by the parties as of September 28, 2001 (the "Confidential Agreement"). Employee understands that he is not entitled to those Severance Benefits unless he signs this Release. Employee understands that in addition to the Severance Benefits the Company will pay him all of his accrued salary and vacation, to which Employee is entitled by law.

     2.   Release.
          -------

          (a) Employee, on behalf of himself and his respective heirs, executors, successors and assigns, hereby fully and forever releases the Company and its respective heirs, executors, successors, agents, officers and directors, from and agrees not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that Employee may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date hereof (collectively, the "Released Matters"), including without limitation,

               (1) any and all claims relating to or arising from Employee's employment or consulting relationship with the Company and the termination of either such relationship;

               (2) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee

Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code section 201, et. seq.;

               (5) any and all claims for violation of the federal, or any state, constitution;

               (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (7)  any and all claims for attorneys' fees and costs; and

               (8) any and all claims either Employee may have against the Company for any acts occurring at any time prior to the execution of this Release.

Employee agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being Employee's intent to fully and completely release all claims whatsoever in any way relating to Employee's employment with the Company and to the termination of such employment.

          (b) Employee represents that Employee has no lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf against the Company or any other person or entity referred to herein.

          (c) Employee acknowledges that he has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly waives any right or benefit which he has or may have under
Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. Employee acknowledges that in the future he may discover claims or facts in addition to or different from those that he now knows or believes to exist with respect to the subject matter of this Release, and that Employee intends to fully, finally, and forever settle all of the Released Matters in exchange for the Severance Benefits. This Release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     3.   Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges
          ---------------------------------------------
that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee further acknowledges that Employee has been advised by this writing that:

          (a) Employee should consult with an attorney prior to executing this Release;

          (b) Employee has had at least twenty-one (21) days within which to consider this Release, although Employee may accept the terms of this Release at any time within those 21 days;

          (c) Employee has seven (7) days following the execution of this Release by the parties to revoke this Release; and

          (d) This Release will not be effective until the revocation period has expired.

     4.   Voluntary Execution of Release. This Release is executed voluntarily
          ------------------------------
and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Employee acknowledges that:

          (a)  Employee has read this Release;

          (b) Employee has been represented in the preparation, negotiation, and execution of this Release by legal counsel of his own choice or that he has voluntarily declined to seek such counsel;

          (c) Employee understands the terms and consequences of this Release and of the releases it contains;

          (d) Employee is fully aware of the legal and binding effect of this Release.

EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE CONFIDENTIAL AGREEMENT.

EMPLOYEE                                   LEXAR MEDIA, INC.


__________________________________         By:__________________________________
Signature
                                           Title:_______________________________
Date:_____________________________
                                           Date:________________________________

                                   SCHEDULE I
                                   ----------

                          Equity Awards Vesting Status

                                                                             Shares Vested
Grant Date           Type of Grant      Shares Granted       Price       as of Resignation Date
----------           -------------      --------------       -----       ----------------------
June 5, 1998              RSP              2,400,000          $0.08             2,400,000
January 17, 2000          RSP                400,000          $2.00               150,000
November 14, 2000         ISO                400,000          $5.25               400,000
March 2, 2001             ISO                750,000          $1.03               750,000